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KPMG LLP
Suite 1600
1000 Walnut
P.O. Box 13127
Kansas City, MO  64106




                        Independent Accountants' Consent


Board of Directors
First Kansas Financial Corporation:


We consent to the incorporation by reference in the registration statements (No. 333-81667 and No. 333- 81699) on Form S-8 of First Kansas Financial Corporation and subsidiary of our report dated March 5, 2004 relating to the consolidated balance sheets of First Kansas Financial Corporation and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-KSB of First Kansas Financial Corporation and subsidiary.





                                           /S/ KPMG LLP



Kansas City, Missouri
March 26, 2004


KPMG LLP, a U.S. limited liability partnerhship, in the U.S.
member firm of KPMG international, a Swiss cooperative.